UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 31, 2022

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	OTLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2022, Oncotelic Therapeutics, Inc. (the “Company”) entered into (i) a joint venture (the “JV”) agreement with Dragon Overseas Capital Limited (“Dragon”) and GMP Biotechnology Limited (“GMP Bio”, and the Company, Dragon and GMP Bio are collectively called the “Parties”) (the “JVA”), (ii) a license agreement for rights to OT-101 (the “US License Agreement”) for the territory within the United States of America (the “US”) with Sapu Holdings, LLC, a subsidiary of GMP Bio and (iii) a license agreement for rights to OT-101 for the rest of the world with GMP Bio (the “Ex-US Rights Agreement”, and the US License Agreement and the Ex-US License Agreement are collectively called the “Agreements”).

Dragon and the Company have entered into the JVA to regulate their relationship and the operation and management of the JV. The JVA contains provisions for the licensed products and licensed technologies related to OT-101 (the “Licensed products and technologies”). Pursuant to the JVA the Company is required to transfer to GMP Bio all of the Company’s rights and obligations under the research and development agreement dated 3 February 2020 between the Company and Golden Mountain Partners, LLC (“GMP”), an affiliate of Dragon, as amended, varied and/or supplemented by a supplement to research and Services Agreement dated 23 March 2020 between the Company, Mateon Therapeutics, Inc. (subsequently renamed the Company) and GMP (the “R&D Agreement”). The JVA permits GMP to seek conversion of certain convertible promissory notes entered into between the Company and GMP (see reference to Purchase Agreements and Notes below) into shares of common stock of the Company, par value $0.01 (the “Common Stock”) within 15 business days of the execution of the JVA at a price of $0.2242 per Common Share, the closing price of the Common Share as traded on the OTCQB the day prior to the execution of the JVA. Upon the execution of the JVA, Dragon will pay for and hold 55 shares of GMP Bio and the Company will pay for and hold 45 shares of GMP Bio, both to be acquired at $1.00 per share of GMP Bio. The JVA required the entering into of the Agreements on or before the execution of the JVA. The JVA defines the valuation of the Agreements (taking into account the transfer of the Company’s rights and obligations under the R&D Agreement) each at $11,320,237.25, for an aggregate of $22,640,474.50. The Parties also agreed that if a Rare Pediatric Disease (“RPD”) Priority Review Voucher, upon clinical approval of OT-101 Technologies for treatment of diffuse intrinsic pontine glioma (the “DIPG Voucher”), is issued to GMP Bio and GMP Bio, or a subsidiary thereof, sells the DIPG Voucher to a non-GMP subsidiary, then the Company shall be eligible to receive up to 50% of the net sales proceeds or $50 million, whichever is less. Dragon shall fund the JVA, for a total of $27,671,691, based on the conditions contained in the JVA, and the Company will input the licenses under the Agreements into the JV. The Company is obligated to (i) (A) rectify the chain of legal title such that the Company is the sole legal owner of such rights, (B) complete registration as the sole owner of all the Company’s Patent Rights and (C) provide evidence of such registration that is satisfactory to Dragon; (ii) provide Dragon with copies of official documents issued by the relevant patent offices in the relevant countries evidencing the Company’s legal ownership of all the Company’s Patents Rights; and (iii) reflect the Company’s legal ownership of all the Company’s Patent Rights in the relevant online registers of the relevant patent offices in the relevant countries. The JVA intends to raise funding for the JVA through a Series A round of financing of not less than $20 million. Dragon can suspend funding the JVA if the Series A round of financing is not successfully completed by August 31, 2022, in which case Dragon’s funding obligation would be restricted to $250,000 per month to GMP Bio. If Dragon decides to terminate the JVA, the licenses granted under the Agreements shall be terminated and the OT-101 assets licensed by the Company will revert back to the Company. The rest of the JVA deals with the conduct of the JV, the board of directors of GMP Bio and other administrative matters. Dragon shall nominate up to three directors of their choosing to the board of directors of GMP Bio, two of whom are already nominated as “A” Directors and the Company shall nominate up to two directors of their choosing to the board of directors of GMP Bio, one of whom is already nominated as a “B” Director. The JVA defines how the board of directors will operate as well as the general management and operations of the JV. Other standard terms on shareholder rights, indemnification etc. are also defined in the JVA. Also included are the other terms with relation to insurance, indemnification, jurisdiction and other customary terms and conditions.

The Agreements include terms of an exclusive, irrevocable, perpetual, royalty-free, sublicensable license under the Licensed Technology to manufacture, have manufactured, use, import, sell, offer for sale or otherwise exploit the Licensed Products, which is OT-101, in the Field, which is all therapeutic uses in humans, and in the Territories, which is the US and the rest of the world. In addition, the Company grants a non-exclusive, irrevocable, perpetual, royalty-free, non-sublicensable license for its sole use of the Company’s Vision Grid system for monitoring process, man flow, equipment flow, and material flow in contract development and manufacturing organization operations. These have been granted to GMP Bio and Sapu Holdings, LLC as the capital contribution by the Company to GMP Bio. The Agreements include the contributions by the key employees, as defined and included in the Agreements, standard representations and warranties, intellectual property protection, insurance, indemnification, jurisdiction and other customary terms and conditions.

The foregoing descriptions of the Purchase Agreements and the Notes are qualified in their entirety by reference to the full text of the of such agreements, copies of which were attached as Exhibit 10.1, 10.2 and 10.3, respectively, with our Current Report on form 8-K filed with the SEC on December 1, 2021 and each of which is incorporated herein in its entirety by reference.

Item 8.01 Other Events.

On April 4, 2022, the Company issued a press release announcing the formation of the JV. A copy of that press release is attached as Exhibit 99.1 this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

10.1	Joint Venture Agreement relating to GMP Biotechnology Limited between Dragon Overseas Capital Limited, Oncotelic Therapeutics, Inc. and GMP Biotechnology Limited dated March 31, 2022	Filed herewith

10.2	License Agreement between Oncotelic Therapeutics, Inc. and GMP Biotechnology Limited dated March 31, 2022	Filed herewith

10.3	License Agreement between Oncotelic Therapeutics, Inc. and Sapu Holdings, LLC dated March 31, 2022	Filed herewith

99.1	Press Release	Filed herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncotelic Therapeutics, Inc.

Date: April 6, 2022		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer

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